                                                                     Exhibit 3.3


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                NETRO CORPORATION


      The undersigned, Gideon Ben-Efraim and Tae Hea Nahm, hereby certify that:

      1. They are the duly elected and acting President and Secretary, respectively, of Netro Corporation, a California corporation.

      2. The Articles of Incorporation of this Corporation shall be amended and restated to read in full as follows:

                                   "ARTICLE I

      The name of this corporation is Netro Corporation, (the "Corporation").

                                   ARTICLE II

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

      (A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares, each with a par value of $0.001 per share. One hundred million (100,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

      (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

      No action shall be taken by the shareholders of the Corporation other than at an annual or special meeting of the shareholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                    ARTICLE V

      "Listing Event" as used in these Amended and Restated Articles of Incorporation shall mean the Corporation becoming a "Listed Corporation" within the meaning of Section 301.5 of the California Corporations Code.
Effective upon the occurrence of the Listing Event:

      (A) The Board of Directors of the Corporation shall divide the directors into two classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of shareholders (or any special meeting in lieu thereof) following the effective date of the Listing Event (the "Effective Date"), and the term of office of the second class to expire at the second annual meeting of shareholders after the Effective Date (or any special meeting in lieu thereof). At each annual meeting of shareholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

      (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the two classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing provisions of this Article V, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      (C) In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No shareholder shall be permitted to cumulate votes at any election of directors.

      (D) Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the majority of the directors then in office, though less than a quorum, or by a sole remaining director.

                                   ARTICLE VI

      (A) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      (B) The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

      (C) Any amendment or repeal or modification of the foregoing provisions of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

                                      * * *

      3. The foregoing amendment has been approved by the Board of Directors of this Corporation.

      4. The foregoing amendment was approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was [__________] shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock. There are no shares of Preferred Stock outstanding.

      The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


      Executed at __________, California, on ___________ __ 1999.


                                             -----------------------------------
                                             Gideon Ben-Efraim, President

                                             -----------------------------------
                                             Tae Hea Nahm, Secretary